Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
January 23, 2024	David D. Brown
(276) 326-9000

First Community Bankshares, Inc. Announces Fourth Quarter 2023 Results and Quarterly Cash Dividend

Bluefield, Virginia – First Community Bankshares, Inc. (NASDAQ: FCBC) (www.firstcommunitybank.com) (the “Company”) today reported its unaudited results of operations and other financial information for the quarter ended December 31, 2023. The Company reported net income of $11.78 million, or $0.66 per diluted common share, for the quarter ended December 31, 2023.   Net income for the twelve months ended December 31, 2023, was $48.02 million or $2.72 per diluted common share.

The Company also declared a quarterly cash dividend to common shareholders of twenty-nine cents $0.29 per common share. The quarterly dividend is payable to common shareholders of record on February 9, 2024, and is expected to be paid on or about February 23, 2024. This marks the 39th consecutive year of regular dividends to common shareholders.

Fourth Quarter 2023 and Full Year Highlights

Income Statement

o	Net income of $11.78 million for the fourth quarter and $48.02 million for the year were negatively impacted by a $3.00 million accrual for estimated litigation expenses.
o	Adjusted for non-recurring items, fourth quarter net income increased $1.84 million to $14.59 million compared to fourth quarter 2022 on improved net interest margin and lower provision for credit losses. Also adjusted for non-recurring items, current year net income of $54.74 million was $9.12 million, or 19.99%, greater than last year.
o	Net interest income increased $1.44 million compared to the same quarter in 2022, as increases in benchmark interest rates have improved net interest margin. Provision for credit losses was approximately $2.39 million lower than the same quarter last year.
o	Net interest margin of 4.42% is an increase of 8 basis points over the same quarter of 2022. The yield on earning assets increased 57 basis points primarily driven by increased earnings on loans.
o	Interest and fees on loans increased $5.80 million from the same quarter of 2022 and is attributable to both an increase in yield and an increase in average balance compared to the yield and average balance of the prior year. The Company acquired Surrey Bancorp on April 21, 2023, adding approximately $239.08 million in loans. Interest income on deposits in banks decreased $777 thousand to $438 thousand for the fourth quarter, primarily due to a significant decrease in the average balance compared to the fourth quarter of 2022.
o

Annualized return on average assets ("ROA") was 1.43% for the fourth quarter and 1.48% for the twelve months of 2023 compared to 1.59% and 1.45% for the same periods, respectively of 2022. Annualized return on average common equity ("ROE") was 9.39% for the fourth quarter and 10.02% for the twelve months of 2023 compared to 11.99% and 11.04%, for the same periods, respectively of 2022.  Adjusted for non-recurring items, ROA was 1.77% and ROE was 11.63% for the fourth quarter of 2023.

Balance Sheet and Asset Quality

o	The Company’s loan portfolio increased by $172.10 million, or 7.17%, from December 31, 2022. Excluding the Surrey transaction, the loan portfolio decreased approximately $66.98 million, or 2.79%.
o	Deposits increased $43.51 million, or 1.62%, from year-end 2022. Excluding the Surrey transaction, deposits decreased approximately $360.13 million, or 13.44%, from December 31, 2022.
o

The Company repurchased 189,500 common shares during the fourth quarter of 2023 for a total cost of $5.98 million. The Company repurchased 768,079 common shares during 2023 for a total cost of $23.04 million. The Company recently announced a new 2.7 million share repurchase program that replaced the remainder of the prior program.

o

Non-performing loans to total loans increased to 0.76% when compared with the same quarter of 2022.  The Company experienced net charge-offs for the fourth quarter of 2023 of $883 thousand, or 0.14%, of annualized average loans, compared to net charge-offs of $2.25 million, or 0.37%, of annualized average loans for the same period in 2022.

o	The allowance for credit losses to total loans was 1.41% at December 31, 2023, compared to 1.27% for the same period of 2022.
o	The accumulated other comprehensive loss of $10.95 million at December 31, 2023, decreased $4.77 million compared to the accumulated other comprehensive loss of $15.71 million at December 31, 2022.
o	Book value per share at December 31, 2023, was $27.20, an increase of $1.19 from year-end 2022.

Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this news release include “tangible book value per common share,” “return on average tangible common equity,” “adjusted earnings,” “adjusted diluted earnings per share,” “adjusted return on average assets,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” and certain financial measures presented on a fully taxable equivalent (“FTE”) basis. FTE basis is calculated using the federal statutory income tax rate of 21%.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to that comparable GAAP financial measure can be found in the attached tables to this press release.  While the Company believes certain non-GAAP financial measures enhance the understanding of its business and performance, they are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

About First Community Bankshares, Inc.

First Community Bankshares, Inc., a financial holding company headquartered in Bluefield, Virginia, provides banking products and services through its wholly owned subsidiary First Community Bank. First Community Bank operated 53 branch banking locations in Virginia, West Virginia, North Carolina, and Tennessee as of December 31, 2023. First Community Bank offers wealth management and investment advice and services through its Trust Division and through its wholly owned subsidiary, First Community Wealth Management, which collectively managed and administered $1.49 billion in combined assets as of December 31, 2023. The Company reported consolidated assets of $3.27 billion as of December 31, 2023. The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol, “FCBC”. Additional investor information is available on the Company’s website at www.firstcommunitybank.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; changes in banking laws and regulations; the degree of competition by traditional and non-traditional competitors; the impact of natural disasters, extreme weather events, military conflict , terrorism or other geopolitical events; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
(Amounts in thousands, except share and per share data)	2023	2023	2023	2023	2022	2023	2022
Interest income
Interest and fees on loans	$33,676	$33,496	$31,927	$27,628	$27,873	$126,727	$104,570
Interest on securities	1,888	1,912	2,057	2,099	1,900	7,956	5,986
Interest on deposits in banks	438	697	885	462	1,215	2,482	3,763
Total interest income	36,002	36,105	34,869	30,189	30,988	137,165	114,319
Interest expense
Interest on deposits	3,935	2,758	1,930	718	366	9,341	1,654
Interest on borrowings	4	0	77	59	1	140	2
Total interest expense	3,939	2,758	2007	777	367	9,481	1,656
Net interest income	32,063	33,347	32,862	29,412	30,621	127,684	112,663
Provision for credit losses	1,029	1,109	4,105	1,742	3,416	7,985	6,572
Net interest income after provision	31,034	32,238	28,757	27,670	27,205	119,699	106,091
Noninterest income	10,462	9,622	8,785	8,583	9,184	37,452	37,182
Noninterest expense	26,780	22,913	24,671	20,813	20,730	95,177	83,116
Income before income taxes	14,716	18,947	12,871	15,440	15,659	61,974	60,157
Income tax expense	2,932	4,307	3,057	3,658	3,076	13,954	13,495
Net income	$11,784	$14,640	$9,814	$11,782	$12,583	$48,020	$46,662

Adjustment to Net Income for Fair Value Changes to Restricted Stock Units (tax-effected)	$530	$215	$335	$20	$-	$1,100	$-
Adjusted Net Income for diluted earnings per share	$12,314	$14,855	$10,149	$11,802	$12,583	$49,120	$46,662

Earnings per common share
Basic	$0.64	$0.78	$0.53	$0.73	$0.78	$2.67	$2.82
Diluted	$0.66	$0.79	$0.55	$0.72	$0.77	$2.72	$2.82
Cash dividends per common share
Regular	0.29	0.29	0.29	0.29	0.29	1.16	1.12
Weighted average shares outstanding
Basic	18,530,114	18,786,032	18,407,078	16,228,297	16,229,289	17,996,373	16,519,848
Diluted	18,575,226	18,831,836	18,431,598	16,289,489	16,281,922	18,027,151	16,562,257
Performance ratios
Return on average assets	1.43%	1.74%	1.18%	1.55%	1.59%	1.48%	1.45%
Return on average common equity	9.39%	11.63%	8.04%	11.15%	11.99%	10.02%	11.04%
Return on average tangible common equity(1)	13.82%	17.11%	11.65%	16.19%	17.75%	14.65%	16.17%

(1)	A non-GAAP financial measure defined as net income divided by average stockholders' equity less average goodwill and other intangible assets.

CONDENSED CONSOLIDATED QUARTERLY NONINTEREST INCOME AND EXPENSE (Unaudited)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
(Amounts in thousands)	2023	2023	2023	2023	2022	2023	2022
Noninterest income
Wealth management	$1,052	$1,145	$965	$1,017	$958	$4,179	$3,855
Service charges on deposits	3,637	3,729	3,471	3,159	3,354	13,996	14,213
Other service charges and fees	3,541	3,564	3,460	3,082	3,006	13,647	12,308
(Loss) gain on sale of securities	-	-	(28)	7	-	(21)	-
Gain on divestiture	-	-	-	-	-	-	1,658
Other operating income	2,232	1,184	917	1,318	1866	5,651	5,148
Total noninterest income	$10,462	$9,622	$8,785	$8,583	$9,184	$37,452	$37,182
Noninterest expense
Salaries and employee benefits	$12,933	$12,673	$12,686	$11,595	$11,913	$49,887	$47,183
Occupancy expense	1,252	1,271	1,276	1,168	1,196	4,967	4,818
Furniture and equipment expense	1,489	1,480	1,508	1,401	1,413	5,878	6,001
Service fees	2,255	2,350	2,284	2,019	1,905	8,908	7,606
Advertising and public relations	843	968	846	643	574	3,300	2,409
Professional fees	787	172	281	327	98	1,567	1,303
Amortization of intangibles	536	536	425	234	364	1,731	1,446
FDIC premiums and assessments	376	392	423	320	330	1,511	1,126
Merger expense	-	-	2,014	379	596	2,393	596
Divestiture expense	-	-	-	-	-	-	153
Litigation expense	3,000	-	-	-	-	3,000	-
Other operating expense	3,309	3,071	2,928	2,727	2,341	12,035	10,475
Total noninterest expense	$26,780	$22,913	$24,671	$20,813	$20,730	$95,177	$83,116

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EARNINGS (Unaudited)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
(Amounts in thousands, except per share data)	2023	2023	2023	2023	2022	2023	2022
Adjusted Net Income for diluted earnings per share	$12,314	$14,855	$10,149	$11,802	$12,583	$49,120	$46,662
Non-GAAP adjustments:
Loss (gain) on sale of securities	-	-	28	(7)	-	21	-
Merger expense	-	-	2,014	379	596	2,393	596
Day 2 provision for allowance for credit losses - Surrey	-	-	1,614	-	-	1,614	-
Divestiture expense	-	-	-	-	-	-	153
Gain on divestiture	-	-	-	-	-	-	(1,658)
Litigation expense	3,000	-	-	0	-	3,000
Other items(1)	-	(204)	-	-	(450)	(204)	(542)
Total adjustments	3,000	(204)	3,656	372	146	6,824	(1,451)
Tax effect	720	(49)	522	10	(29)	1,203	(412)
Adjusted earnings, non-GAAP	$14,594	$14,700	$13,283	$12,163	$12,758	$54,741	$45,623

Adjusted diluted earnings per common share, non-GAAP	$0.79	$0.78	$0.72	$0.75	$0.78	$3.04	$2.75
Performance ratios, non-GAAP
Adjusted return on average assets	1.77%	1.75%	1.60%	1.60%	1.61%	1.68%	1.42%
Adjusted return on average common equity	11.63%	11.68%	10.88%	11.51%	12.16%	11.43%	10.80%
Adjusted return on average tangible common equity (2)	17.11%	17.18%	15.77%	16.72%	17.93%	16.70%	15.84%

(1)	Includes other non-recurring income and expense items.
(2)	A non-GAAP financial measure defined as adjusted earnings divided by average stockholders' equity less average goodwill and other intangible assets.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended December 31,
	2023			2022
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)(3)	$2,581,528	$33,758	5.19%	$2,383,161	$27,944	4.65%
Securities available for sale	274,513	1,924	2.78%	299,488	1,942	2.57%
Interest-bearing deposits	31,293	438	5.55%	130,363	1,218	3.71%
Total earning assets	2,887,334	36,120	4.96%	2,813,012	31,104	4.39%
Other assets	379,960			326,043
Total assets	$3,267,294			$3,139,055

Liabilities and stockholders' equity
Interest-bearing deposits
Demand deposits	$697,555	$180	0.10%	$666,517	$27	0.02%
Savings deposits	838,455	3,050	1.44%	856,755	106	0.05%
Time deposits	254,668	705	1.10%	293,520	232	0.31%
Total interest-bearing deposits	1,790,678	3,935	0.87%	1,816,792	365	0.08%
Borrowings
Federal funds purchased	293	4	5.35%	-	-	0.00%
Retail repurchase agreements	1,090	-	0.05%	2,473	1	0.07%
Total borrowings	1,383	4	0.87%	2,473	1	0.07%
Total interest-bearing liabilities	1,792,061	3,939	0.87%	1,819,265	366	0.08%
Noninterest-bearing demand deposits	931,681			864,537
Other liabilities	45,819			38,993
Total liabilities	2,769,561			2,722,795
Stockholders' equity	497,733			416,260
Total liabilities and stockholders' equity	$3,267,294			$3,139,055
Net interest income, FTE(1)		$32,181			$30,738
Net interest rate spread			4.09%			4.31%
Net interest margin, FTE(1)			4.42%			4.34%

(1)	Interest income and average yield/rate are presented on a FTE, non-GAAP, basis using the federal statutory income tax rate of 21%.
(2)	Nonaccrual loans are included in the average balance; however, no related interest income is recorded during the period of nonaccrual.
(3)	Interest on loans includes non-cash and accelerated purchase accounting accretion of $792 thousand and $395 thousand for the three months ended December 31, 2023 and 2022, respectively.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Year Ended December 31,
	2023			2022
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)(3)	$2,538,361	$127,019	5.00%	$2,298,503	$104,830	4.56%
Securities available for sale	298,389	8,115	2.72%	256,221	6,172	2.41%
Interest-bearing deposits	46,601	2,485	5.33%	330,785	3,767	1.14%
Total earning assets	2,883,351	137,619	4.77%	2,885,509	114,769	3.98%
Other assets	369,700			328,635
Total assets	$3,253,051			$3,214,144

Liabilities and stockholders' equity
Interest-bearing deposits
Demand deposits	$686,534	$405	0.06%	$683,502	$112	0.02%
Savings deposits	847,397	6,781	0.80%	880,171	306	0.03%
Time deposits	267,957	2,155	0.80%	322,158	1,235	0.38%
Total interest-bearing deposits	1,801,888	9,341	0.52%	1,885,831	1,653	0.09%
Borrowings
Federal funds purchased	2,715	139	5.12%	-	-	0.00%
Retail repurchase agreements	1,528	1	0.06%	2,239	2	0.07%
Total borrowings	4,243	140	3.30%	2,239	2	0.07%
Total interest-bearing liabilities	1,806,131	9,481	0.52%	1,888,070	1,655	0.09%
Noninterest-bearing demand deposits	926,378			864,224
Other liabilities	41,477			39,363
Total liabilities	2,773,986			2,791,657
Stockholders' equity	479,065			422,487
Total liabilities and stockholders' equity	$3,253,051			$3,214,144
Net interest income, FTE(1)		$128,138			$113,114
Net interest rate spread			4.25%			3.89%
Net interest margin, FTE(1)			4.44%			3.92%

(1)	Interest income and average yield/rate are presented on a FTE, non-GAAP, basis using the federal statutory income tax rate of 21%.
(2)	Nonaccrual loans are included in the average balance; however, no related interest income is recorded during the period of nonaccrual.
(3)	Interest on loans includes non-cash and accelerated purchase accounting accretion of $2.74 million and $2.62 million for the twelve months ended December 31, 2023 and 2022, respectively.

CONDENSED CONSOLIDATED QUARTERLY BALANCE SHEETS (Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands, except per share data)	2023	2023	2023	2023	2022
Assets
Cash and cash equivalents	$116,420	$113,397	$152,660	$92,385	$170,846
Debt securities available for sale	280,961	275,332	314,373	308,269	300,349
Loans held for investment, net of unearned income	2,572,298	2,593,472	2,621,073	2,388,897	2,400,197
Allowance for credit losses	(36,189)	(36,031)	(36,177)	(30,789)	(30,556)
Loans held for investment, net	2,536,109	2,557,441	2,584,896	2,358,108	2,369,641
Premises and equipment, net	50,680	51,205	53,546	47,407	47,340
Other real estate owned	192	243	339	481	703
Interest receivable	10,881	10,428	10,185	8,646	9,279
Goodwill	143,946	143,946	143,946	129,565	129,565
Other intangible assets	15,145	15,681	16,217	3,942	4,176
Other assets	114,854	116,552	115,275	102,869	103,673
Total assets	$3,269,188	$3,284,225	$3,391,437	$3,051,672	$3,135,572

Liabilities
Deposits
Noninterest-bearing	$931,920	$944,301	$974,995	$823,297	$872,168
Interest-bearing	1,790,405	1,801,835	1,877,683	1,761,327	1,806,647
Total deposits	2,722,325	2,746,136	2,852,678	2,584,624	2,678,815
Securities sold under agreements to repurchase	1,119	1,029	1,348	1,866	1,874
Interest, taxes, and other liabilities	42,450	41,393	38,691	33,451	32,898
Total liabilities	2,765,894	2,788,558	2,892,717	2,619,941	2,713,587

Stockholders' equity
Common stock	18,502	18,671	18,969	16,243	16,225
Additional paid-in capital	175,841	180,951	189,917	128,666	128,508
Retained earnings	319,902	313,489	304,295	300,047	292,971
Accumulated other comprehensive loss	(10,951)	(17,444)	(14,461)	(13,225)	(15,719)
Total stockholders' equity	503,294	495,667	498,720	431,731	421,985
Total liabilities and stockholders' equity	$3,269,188	$3,284,225	$3,391,437	$3,051,672	$3,135,572

Shares outstanding at period-end	18,502,396	18,671,470	18,969,281	16,243,551	16,225,399
Book value per common share	$27.20	$26.55	$26.29	$26.58	$26.01
Tangible book value per common share(1)	18.60	18.00	17.85	18.36	17.76

(1)	A non-GAAP financial measure defined as stockholders' equity less goodwill and other intangible assets, divided by shares outstanding.

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2023	2023	2023	2023	2022
Allowance for Credit Losses
Balance at beginning of period:
Allowance for credit losses - loans	$36,031	$36,177	$30,789	$30,556	$29,388
Allowance for credit losses - loan commitments (1)	758	964	964	1,196	1,416
Total allowance for credit losses beginning of period	36,789	37,141	31,753	31,752	30,804
Adjustments to beginning balance:
Allowance for credit losses - loans - Surrey acquisition for purchased credit deteriorated loans	-	-	2,011	-	-
Allowance for credit losses - loan commitments (1)	-	-	-	-	-
Net Adjustments	-	-	2,011	-	-
Provision for credit losses:
Provision for credit losses - loans	1,041	1,315	4,105	1,974	3,416
(Recovery of) provision for credit losses - loan commitments (1)	(12)	(206)	-	(232)	(220)
Total provision for credit losses - loans and loan commitments	1,029	1,109	4,105	1,742	3,196
Charge-offs	(2,105)	(2,157)	(1,993)	(2,570)	(2,873)
Recoveries	1,222	696	1,265	829	625
Net (charge-offs) recoveries	(883)	(1,461)	(728)	(1,741)	(2,248)
Balance at end of period:
Allowance for credit losses - loans	36,189	36,031	36,177	30,789	30,556
Allowance for credit losses - loan commitments (1)	746	758	964	964	1,196
Ending balance	$36,935	$36,789	$37,141	$31,753	$31,752

Nonperforming Assets
Nonaccrual loans	$19,356	$18,366	$18,628	$15,557	$15,208
Accruing loans past due 90 days or more	104	59	-	23	142
Modified loans past due 90 days or more (2)	-	-	-	-	-
Troubled debt restructurings ("TDRs") (3)	-	-	-	-	1,346
Total nonperforming loans	19,460	18,425	18,628	15,580	16,696
OREO	192	243	339	481	703
Total nonperforming assets	$19,652	$18,668	$18,967	$16,061	$17,399

Additional Information
Total modified loans (2)	$1,873	$1,674	$642	$429	$-
Total accruing TDRs (4)	$-	$-	$-	$-	$7,112

Asset Quality Ratios
Nonperforming loans to total loans	0.76%	0.71%	0.71%	0.65%	0.70%
Nonperforming assets to total assets	0.60%	0.57%	0.56%	0.53%	0.55%
Allowance for credit losses to nonperforming loans	185.97%	195.55%	194.21%	197.62%	183.01%
Allowance for credit losses to total loans	1.41%	1.39%	1.38%	1.29%	1.27%
Annualized net charge-offs (recoveries) to average loans	0.14%	0.22%	0.11%	0.29%	0.37%

(1)	Prior quarter information for loan commitments has been reclassed for presentation purposes.
(2)	ASU 2022-02, Financial Instruments-Credit Losses (Topic 326), Troubled Debt Restructurings and Vintage Disclosures. ASU adopted effective January 1, 2023.
(3)

Accruing TDRs restructured within the past six months or nonperforming as reported prior to the adoption of ASU 2022-02 Financial Instruments-Credit Losses (Topic 326), Troubled Debt Restructurings and Vintage Disclosures.

(4)	Accruing total TDRs as reported prior to the adoption of ASU 2022-02 Financial Instruments-Credit Losses (Topic 326), Troubled Debt Restructurings and Vintage Disclosures.